EXHIBIT 10.1

                                TAY CHONG WENG
                              M-3-19 Plaza Damas
                              Sri Hartamas, 50480
                            Kuala Lumpur, Malaysia


                              November 1, 2007

Greater Asia Realty Holdings, Ltd.
M-3-19 Plaza Damas
Sri Hartamas, 50480
Kuala Lumpur, Malaysia

To the Board of Directors:

       In order to pursue our business plan, if we are unable to raise sufficient funds from our public offering or other financing to satisfy our minimum cash requirements to initiate operations and the purchase of income producing properties, I agree to lend such funds to Greater Asia Realty Holdings, Ltd. up to US$125,000.

       I will be willing to lend those funds for a minimum period of 12 months at an interest rate equal to the prime rate of Citibank N.A. (USA). I presently have in excess of US$125,000 in readily available liquid funds.

       Please accept this letter as my formal personal commitment, as an individual and not as an officer and director of Greater Asia Realty Holdings, Ltd.

                                              Very truly yours,


                                              /s/ Tay Chong Weng
                                              ----------------------------
                                              Tay Chong Weng